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                                                                  EXHIBIT 23.5



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-47201) and related Prospectus of Apartment Investment and Management Company for the registration of shares of its Class A Common Stock and to the incorporation by reference therein of our report dated February 13, 1998, except for Note 20, as to which the date is March 19, 1998, with respect to the consolidated financial statements of Insignia Financial Group, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997 included as exhibit 99.2 in Apartment Investment and Management Company's Current Report on Form 8-K dated March 17, 1998 (and Amendment No. 1 thereto filed April 3, 1998), filed with the Securities and Exchange Commission.



                                           /s/ Ernst & Young LLP
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                                           ERNST & YOUNG LLP



Greenville, South Carolina
August 21, 1998